UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

Effective November 9, 2026, Tyler Moore assumed the role of principal accounting officer of SoundHound AI, Inc. (the “Company”). Mr. Tyler was previously hired as Executive Vice President, Chief Accounting Officer of the Company on November 2, 2026, pursuant to an offer letter dated October 26, 2026 (the “Offer Letter”). Mr. Moore succeeds John Collins, the Company’s Chief Financial Officer, who had served as principal accounting officer in addition to his role as Chief Financial Officer. Mr. Collins will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Moore, age 42, is a Certified Public Accountant. Before joining the Company, Mr. Moore was an independent consultant from June 2025 to November 2026, and one of his independent consulting roles was with LivePerson, Inc. as an interim controller. From October 2023 to June 2025, Mr. Moore served as SVP of Accounting at Waldencast, plc. Before that, from June 2021 to September 2023, he served in various roles at Health IQ, including Chief Accounting Officer and Chief Financial Officer. Mr. Moore began his career in the audit practice of Deloitte and Ernst & Young. Mr. Moore holds a Master of Business Administration from the University of South Florida and a Master of Science in Accounting from the University of Wisconsin-Milwaukee.

Compensatory Arrangements

Pursuant to the Offer Letter, Mr. Moore will receive an annual base salary of $345,000. He is eligible for an annual bonus under the Company’s discretionary executive bonus plan, with a target of up to 40% of base salary. In addition, Mr. Moore received a grant of 100,000 restricted stock units (“RSUs”) which vest in equal monthly installments over four years from his start date, subject to his continued service, and also received 50,000 performance stock units (“PSUs”) that will vest upon completion of certain performance criteria.

If the Company terminates Mr. Moore’s employment without cause, or he resigns for good reason (each as defined in the Offer Letter), outside a change in control period, he is entitled to: (a) six months of continued base salary; (b) up to six months of Company-paid COBRA premiums; and (c) six months of accelerated vesting of his RSUs. Any PSUs not yet earned would be forfeited. If such a termination occurs during the period beginning three months before and ending 12 months after a change in control, he is entitled instead to: (a) a lump-sum payment equal to six months of base salary; (b) up to six months of Company-paid COBRA premiums; and (c) full vesting of his RSUs and any time-based stock options.

Other Disclosures

There are no arrangements or understandings between Mr. Moore and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Moore and any director or executive officer of the Company. Mr. Moore has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2026	SoundHound AI, Inc.

	By:	/s/ Keyvan Mohajer
		Name:	Keyvan Mohajer
		Title:	Chief Executive Officer

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